UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8350 Broad Street, Suite 2000, Tysons, Virginia	22102-5151
(Address of Principal Executive Offices)	(Zip Code)

(703) 873-6600 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2025, the Board of Directors (the “Board of Directors”) of TEGNA Inc. (the “Company”) approved amendments to certain provisions of the Company’s By-laws, effective immediately.

The By-laws were amended to eliminate the requirement that a director who has not served as an executive of the Company (a “Non-Executive Director”) retire from the Board of Directors by the Company’s first annual meeting of stockholders after reaching the age of seventy-three (73). The amendments further provide (i) that within thirty (30) days of a Non-Executive Director reaching the age of seventy-five (75), such Non-Executive Director shall offer to submit a letter of resignation (an “Offer to Resign”) to the Governance, Public Policy and Corporate Responsibility Committee of the Board of Directors (the “Governance Committee”), which will make a recommendation to the Board of Directors as to whether to accept or reject such Offer to Resign and (ii) that, if the Board of Directors rejects such Offer to Resign, the Non-Executive Director may continue to serve as a director of the Company; provided however that such Non-Executive Director will be required to submit a new Offer to Resign within thirty (30) days following his or her birthday in each subsequent year.

In addition, the By-laws were amended to eliminate the requirement that a member of the Board of Directors who has served or is serving as the Chief Executive Officer of the Company retire from the Board of Directors by the Company’s first annual meeting of stockholders after reaching the age of seventy-three (73). The amendments further provide (i) that within thirty (30) days of such director reaching the age of seventy-five (75), such director shall offer to submit an Offer to Resign to the Governance Committee, which will make a recommendation to the Board of Directors as to whether to accept or reject such Offer to Resign and (ii) that, if the Board of Directors rejects such Offer to Resign, such director may continue to serve as a director of the Company; provided however that such director will be required to submit a new Offer to Resign within thirty (30) days following his or her birthday in each subsequent year.

The foregoing summary of the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	By-laws of TEGNA Inc., as amended through August 26, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA INC.
(Registrant)

By:	/s/ Alex Tolston
Alex Tolston
Senior Vice President and Chief Legal Officer

Date: August 29, 2025